                             NUEVO ENERGY COMPANY
                            1331 LAMAR, SUITE 1650
                          HOUSTON, TEXAS  77010-3039

                                        March 1, 1999

RELATIONAL INVESTORS, LLC
4330 La Jolla Village Drive, Suite 220
San Diego, CA  92212

Gentlemen:

          Relational Investors, LLC ("Relational") has submitted to Nuevo Energy Company, a Delaware corporation (the "Company"), a letter, dated December 11, 1998 (the "Nomination Notice"), proposing one nominee to stand for election to the Company's Board of Directors (the "Board") at the 1999 Annual Meeting of Stockholders of the Company (the "1999 Annual Meeting"). As a result of conversations between Relational and the Chairman of the Corporate Governance Committee of the Board, the Board has agreed to consider the nomination of David
H. Batchelder or such other person proposed by Relational and reasonably acceptable to the Governance Committee of the Board (the "Proposed Director") to the Board, in light of (i) the fact that Relational is one of the Company's largest stockholders, and (ii) the Company's desire to avoid the expense and distraction of a possible proxy contest by Relational, subject to Relational entering into this letter agreement.

          In connection with the consideration of the Proposed Director by the Board, Relational and the Company have agreed that if the Proposed Director is elected by the Board to become a member of the Board beginning at the next regularly scheduled Board meeting (which the Proposed Director shall be invited to attend and shall be elected a director of the Company at the beginning of such meeting) and in no case later than March 31, 1999, then upon such election:

1. Relational will withdraw the Nomination Notice, and Relational, on behalf of itself and each of its affiliates and associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), will have waived any right to submit a new Nomination Notice in connection with the 1999 Annual Meeting;

2. Upon his election to the Board, the Proposed Director will abide by the Nuevo Energy Company Corporate Governance Guidelines as currently in effect and neither Relational, nor any of its affiliates or associates shall, directly or indirectly, take any action that is intended to frustrate the requirements of such Guidelines;

3. So long as the Proposed Director is a member of the Board, and for a period ending on the date that is 90 days after the date that the Proposed Director is no longer a director of the Company, Relational will not, and it will cause its affiliates and associates not to, directly or indirectly, seek or propose to obtain additional representation on the Board, or solicit any proxies or consents with respect to any securities of the Company, or participate as a participant (as such term is defined in Instruction 3 to Item 4 of Schedule 14A (Rule 14a-101) without giving effect to the exception set forth in paragraph (b)(iii) of such Instruction) in the solicitation of any proxies or consents with respect to any securities of the Company, or make or submit any proposal to the Company's stockholders (pursuant to Rule 14a-8 under the Exchange Act or otherwise); provided, however, that the foregoing shall not prohibit Relational or its affiliates and associates from (a) soliciting to maintain representation on the Board by the Proposed Director in the event of an "election contest" (as such term is used in Rule 14a-11 under the Exchange Act), or (b) stating publicly how they intend to vote their shares on any matter properly brought before the Company's stockholders at any annual or special meeting of the Company's stockholders as contemplated by Rule 14a-1(l)(2)(iv) of the Exchange Act (including explaining their reasons for such position and discussing such position with the Company's stockholders); provided, further, that to the extent (i) the Proposed Director resigns from the Board (other than pursuant to the penultimate paragraph of this letter agreement) more than 90 days prior to any meeting of stockholders where directors are to be elected, or (ii) this letter agreement is terminated pursuant to the penultimate paragraph of this letter agreement, then, for a period of fifteen days following the date that the Proposed Director is no longer a member of the Board, the Company will take all necessary actions to permit Relational to submit during such fifteen day period (a) nominations for the election of directors notwithstanding the limitation set forth in Section 2 of Article Six of the Company's Certificate of Incorporation and (b) matters for business to be considered by the Company's stockholders that may be properly brought before any such meeting by exempting Relational from the application of any advance notice provisions that would otherwise prevent such matters from being brought before such meeting; or

4. So long as the Proposed Director is a member of the Board, neither Relational nor any of its affiliates and associates will, directly or indirectly, initiate, continue or enter into any discussions or negotiations with any industry participant or other party regarding the Company's pursuit of its strategic alternatives or such party's or the Company's interest in pursuing a business combination, acquisition or merger transaction or any other extraordinary transaction involving the Company; provided, however, that the foregoing shall not prohibit Relational or its affiliates or associates from having discussions with any of the Company's stockholders, solely to the extent such discussions do not involve such stockholder's interest in pursuing a business combination, acquisition or merger transaction or other extraordinary transaction involving the Company or otherwise involve discussion of any specific Board deliberations regarding the Company's pursuit of its strategic alternatives; provided, further, that to the extent Relational or any of its affiliates or associates receives an unsolicited inquiry from a third party relating to the Company's interest in pursuing a business combination, acquisition or merger transaction or any other extraordinary transaction involving the Company, the Proposed Director shall refer such third party to the Company's Chairman of the Board and the Proposed Director shall promptly inform the Company's Chairman of the Board of such inquiry.

Notwithstanding the foregoing, so long as the Proposed Director is a member of the Board, nothing shall prohibit Relational and its respective affiliates and associates, from (a) communicating with the Proposed Director, or (b) making a request, suggestion or proposal to the Proposed Director or the Chairman of the Board (and either the Proposed Director or the Chairman of the Board conveying such request, proposal or suggestions to the Board), provided, however, in each case, that such action will not result in the Company, Relational, or the affiliates or associates of Relational being required to make any public announcement or public disclosure as a result of such action. Nothing in this letter agreement shall prohibit or otherwise prevent the Proposed Director from exercising his fiduciary duties to the Company's stockholders as a director of the Company as required by applicable law.

          This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. Venue for any action to enforce the provisions of this letter agreement shall be properly laid only in any federal court in the State of Delaware; provided, however, if jurisdiction or venue may not be properly laid in any federal court in the State of Delaware then venue for any action to enforce the provisions of this letter agreement shall be properly laid only in any state court in the State of Delaware. It is further understood and agreed that no failure or delay by the Company or Relational in exercising any right, power or privilege under this letter agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The parties hereto acknowledge that money damages are an inadequate remedy for breach of this letter agreement because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this letter agreement is breached. Therefore, we each agree that the parties to this letter agreement may obtain specific performance of this letter agreement and injunctive or other equitable relief as a remedy for any such breach, and each party further waives any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this letter agreement, but shall be in addition to all other remedies available at law or equity. In the event that either party to this letter agreement believes that the other party is in breach of this letter agreement, prior to commencing any litigation with respect to such breach, the non-breaching party shall give written notice of the alleged breach to the breaching party and provide the breaching party with a reasonable opportunity to respond. If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The agreements set forth in this letter agreement may be modified or waived only by a separate writing between the Company and Relational expressly so modifying or waiving such agreements.

          If for any reason, other than a decision by the Proposed Director not to stand for reelection, the Proposed Director is not nominated by the Board for reelection to the Board at any meeting of the Company's stockholders where the Proposed Director would otherwise stand for reelection, then this letter agreement shall terminate (except for the provisions set forth in the "provided, further," clause of numbered paragraph 3 of this letter agreement that are intended to survive termination of this letter agreement) upon the decision by the Board (or the Nominating Committee of the Board) not to renominate the Proposed Director (which decision shall be communicated to the Proposed Director in writing not later than the following business day). Prior to becoming a member of the Board, the Proposed Director shall deliver to the Board an executed, undated letter of resignation in the form attached to this letter agreement as Exhibit A. Upon the good faith acceptance by the Board of such letter of resignation (which acceptance shall be communicated in writing to the Proposed Director no later than the following business day), this letter agreement shall terminate (except for the provisions set forth in the "provided, further," clause of numbered paragraph 3 of this letter agreement that are intended to survive termination of this letter agreement).

          If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter agreement, which will constitute our agreement with respect to the matters set forth herein. This letter agreement may be executed in two counterparts which together shall constitute a single agreement.

                                   Very truly yours,

                                   NUEVO ENERGY COMPANY

                                   By:  /s/ Douglas L. Foshee
                                        --------------------------

Confirmed and Agreed to as of the
date first above written:

RELATIONAL INVESTORS, LLC,

on behalf of itself and its affiliates
and associates (including the
Proposed Director)

By: /s/ Ralph Whitworth
    --------------------------

                                                                       EXHIBIT A
                                                                       ---------

Board of Directors
Nuevo Energy Company
1331 Lamar, Suite 1650
Houston, Texas 77010-3039

Gentlemen:

          I hereby resign as a director of Nuevo Energy Company, such resignation being effective upon the good faith determination by a majority of the Board of Directors of Nuevo Energy Company that acceptance of the resignation is necessary to enable the Company to pursue its strategic alternatives in a manner the Board of Directors reasonably believes to be in the best interests of the Company's stockholders. This resignation letter is irrevocable.

                              Sincerely,

                              /s/ David H. Batchelder
                              -----------------------